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                                                                    Exhibit 2.4

                                 MERGER AGREEMENT

                           AND PLAN OF REORGANIZATION

                                     AMONG

                           SPECTRASITE HOLDINGS INC.,

                             APEX MERGER SUB, INC.,

                                      AND

                      APEX SITE MANAGEMENT HOLDINGS, INC.






                               November 24, 1999



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                               TABLE OF CONTENTS

Section  Page

1.       Definitions...........................................................1

2.       The Merger............................................................8
         (a)      The Merger...................................................8
         (b)      Certificate of Incorporation; Bylaws; Directors and Officers.8
         (c)      Effects of the Merger........................................9
         (d)      Manner of Conversion of Stock................................9
         (e)      Escrow Deposit; Merger Consideration........................10
         (f)      Exchange of Certificates and Payment of Cash................13
         (g)      Manner of Payment and Delivery..............................14
         (h)      Post-Closing Merger Consideration Adjustment................14
         (i)      The Closing.................................................15
         (j)      Deliveries at the Closing...................................15

3.       Representations and Warranties of the Buyer and Newco................15
         (a)      Organization of the Buyer and Newco.........................16
         (b)      Authorization of Transaction................................16
         (c)      Noncontravention............................................16
         (d)      Brokers'Fees................................................16
         (e)      Investment..................................................16
         (f)      Legal Compliance............................................16
         (g)      Absence of Litigation.......................................16
         (h)      Environment, Health, and Safety.............................17
         (i)      Share Validity..............................................17
         (j)      Securities Law Compliance...................................17
         (k)      Public Filings..............................................18
         (l)      Tax Matters.................................................18
         (m)      No Material Adverse Change..................................19

4.       Representations and Warranties Concerning Holdings, the Company and its
          Subsidiaries........................................................19
         (a)      Organization, Qualification, and Corporate Power............19
         (b)      Capitalization of Holdings..................................19
         (c)      Noncontravention; Consents..................................20
         (d)      Brokers'Fees................................................20
         (e)      Title to Assets.............................................20
         (f)      The Company and the Subsidiaries............................21
         (g)      Financial Statements........................................21
         (h)      Events Subsequent to Most Recent Fiscal Year End............22

                                       i
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         (i)      Undisclosed Liabilities.....................................24
         (j)      Legal Compliance............................................24
         (k)      Tax Matters.................................................24
         (l)      Sites; Management Agreements; Tenant Agreements.............26
         (m)      Intellectual Property.......................................27
         (n)      Contracts...................................................28
         (o)      Notes and Accounts Receivable...............................29
         (p)      Insurance...................................................29
         (q)      Litigation..................................................30
         (r)      Employees...................................................30
         (s)      Employee Benefits...........................................30
         (t)      Guaranties..................................................32
         (u)      Environment, Health, and Safety.............................32
         (v)      Bank Accounts and Credit................................... 33
         (w)      Certain Business Relationships with Holdings, the Company
                  and theSubsidiaries.........................................33
         (x)      Disclosure..................................................33
         (y)      Authorization of Transaction................................33
         (z)      Delivery of Tax Opinion.....................................33

5.       Pre-Closing Covenants................................................34
         (a)      Notices and Consents........................................34
         (b)      Hart-Scott-Rodino Act Filing................................34
         (c)      Operation of Business.......................................34
         (d)      Preservation of Business; Retention of Records..............34
         (e)      Full Access.................................................35
         (f)      Notice of Developments......................................35
         (g)      Exclusivity.................................................36
         (h)      Employees...................................................36
         (i)      Confidentiality.............................................36
         (j)      Termination of Interests....................................37
         (k)      Distribution of BLEC........................................37
         (l)      Receipt of Releases.........................................37
         (m)      Restricted Activities.......................................37
         (n)      Registration Rights Agreement...............................37
         (o)      Delivery of Tax Returns.....................................38
         (p)      Conversion of Options.......................................38
         (r)      General.....................................................39

6.       Post-Closing Covenants...............................................39
         (a)      General.....................................................39
         (b)      Restrictions on Sale of Buyer Shares; Delivery of Investor
                   Representation Letter......................................40
         (c)      Treatment as a Tax-Free Reorganization......................40

                                       ii
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 (d)      Filing of Registration Statement............................41

7.       Conditions to Obligation to Close....................................41
         (a)      Conditions to Obligation of the Buyer.......................41
         (b)      Conditions to Obligation of Holdings........................43

8.       Remedies for Breaches of this Agreement..............................44
         (a)      Survival of Representations and Warranties..................44
         (b)      Indemnification Provisions for Benefit of the Buyer.........44
         (c)      Indemnification Provisions for Benefit of the Stockholders..45
         (d)      Procedures for Claims Between the Parties...................45
         (e)      Defense of Third-Party Actions..............................46
         (f)      Indemnification Limitations.................................46

9.       Termination..........................................................47
         (a)      Termination of Agreement....................................47
         (b)      Effect of Termination.......................................48

10.      Miscellaneous........................................................48
         (a)      Press Releases and Public Announcements.....................48
         (b)      No Third-Party Beneficiaries................................48
         (c)      Succession and Assignment...................................48
         (d)      Counterparts; Facsimile Signatures..........................48
         (e)      Headings....................................................49
         (f)      Notices.....................................................49
         (g)      Governing Law...............................................51
         (h)      Amendments and Waivers......................................51
         (i)      Severability................................................51
         (j)      Expenses....................................................52
         (k)      Incorporation of Exhibits, Annexes, and Schedules...........52
         (l)      Specific Performance........................................52
         (m)      Non-Recourse to Certain Persons.............................52
         (n)      Stockholder Representatives.................................52

                                      iii






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Exhibits and Schedules

Exhibits

Exhibit A         Form of Employment Agreements
Exhibit B         Form of Escrow Agreement

Disclosure Schedule

ss.3(c)             Buyer Consents
ss.4(a)             Directors and Executive Officers
ss.4(b)             Capitalization of Holdings
ss.4(c)(ii)         Noncontravention; Consents
ss.4(f)             Subsidiaries
ss.4(h)(ii)         Obligations in Excess of $50,000
ss.4(h)(iii)        Acceleration, Termination, Modification or Cancellation
ss.4(h)(iv)         Security Interests
ss.4(h)(v)          Capital Expenditures
ss.4(h)(vi)         Investments
ss.4(h)(vii)        Indebtedness
ss.4(h)(xii)        Rights to Purchase Capital Stock
ss.4(h)(xii)        Dividends and Capital Distributions
ss.4(i)             Undisclosed Liabilities
ss. 4(k)            Tax Matters
ss.4(l)             Real Property; Sites; Management Agreements, Lease
                     Agreements, Government Agreements, Tenant Agreements
ss.4(m)(iii)        Intellectual Property Registrations
ss.4(m)(iv)         Intellectual Property
ss.4(n)             Material Contracts
ss.4(p)             Insurance
ss.4(p)(v)          Self-Insurance Arrangements
ss.4(q)             Litigation
ss.4(r)             Employees
ss.4(s)             Employee Benefit Plans
ss.4(v)             Bank Accounts
ss.4(w)             Affiliate Transactions
ss.5(a)(ii)         Material Consents
ss.5(c)             Operation of Business
ss.5(h)             Employment Agreements


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                                MERGER AGREEMENT
                           AND PLAN OF REORGANIZATION

         This agreement (the "Agreement") is entered into as of November 24, 1999, by and among SpectraSite Holdings Inc., a Delaware corporation (the "Buyer"), Apex Merger Sub, Inc., a Delaware corporation and a newly-formed, wholly-owned subsidiary of the Buyer ("Newco"), and Apex Site Management Holdings, Inc., a Delaware corporation ("Holdings"). The Buyer, Newco and Holdings are sometimes referred to individually herein as a "Party" and together as the "Parties."

         Holdings owns all of the outstanding capital stock of Apex Site Management, Inc., a Delaware corporation (the "Company"). The Company is engaged in the telecommunications site management business (the "Business").

         This Agreement contemplates a transaction in which Newco will merge with and into Holdings (the "Merger") pursuant to this Agreement, the Certificate of Merger (as defined in ss.2(a)) and the applicable provisions of the laws of the State of Delaware.

         The Boards of Directors of each of the Buyer, Newco and Holdings have approved and adopted this Agreement as a plan of reorganization within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (as hereinafter defined).

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


1.  Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Additional Buyer Shares" has the meaning set forth in ss.2(h) below.

         "Affiliate" has the meaning set forth in Rule 501(b) of the regulations promulgated under the Securities Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504, or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" has the meaning set forth in the preface above.

         "Anticipated Closing Date" has the meaning set forth in ss.2(i) below.

         "Applicable  Laws"  shall  mean  any  law,  rule,  regulation,   order,
judgment, or determination of any Governmental Authority, or any restrictive covenant or deed restriction

(recorded or otherwise) applicable to Holdings, the Business of the Company or any Subsidiary, including the rules and regulations of the Federal Aviation Administration and the Federal Communications Commission.

         "Assets"   means  all  assets  of   Holdings,   the   Company  and  its
Subsidiaries, including the Equipment, the Management Agreements, the Lease Agreements, the Government Agreements, and the Tenant Agreements.

         "BLEC" has the meaning set forth in ss.5(k) below.

         "Business" has the meaning set forth in the preface above.

         "Business Day" means any day other than a Saturday, Sunday, legal holiday in the Commonwealth of Pennsylvania or other day of the year on which banks in the Commonwealth of Pennsylvania are authorized or required by Applicable Laws to close.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Balance Sheet" has the meaning set forth in ss.3(k)(i) below.

         "Buyer Balance Sheet Date" has the meaning set forth in ss.3(k)(i) below.

         "Buyer Shares" has the meaning set forth in ss.2(e)(ii) below.

         "Certificate of Merger" has the meaning set forth in ss.2(a) below.

         "Certificates" has the meaning set forth in ss.2(f)(ii) below.

         "Claim" has the meaning set forth in ss.8(d) below.

         "Claimant " has the meaning set forth in ss.8(d) below.

         "Claim Notice" has the meaning set forth in ss.8(d) below.

         "Closing" has the meaning set forth in ss.2(i) below.

         "Closing Cash Payment" has the meaning set forth in ss.2(e)(v) below.

         "Closing Date" has the meaning set forth in ss.2(i) below.

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         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the preface above. "Compensation Arrangement" has the meaning set forth in ss.4(s)(i)
           below.

         "Confidential Information" means any confidential and proprietary knowledge and information concerning the Business of the Company and its Subsidiaries that is not already generally available to the public.

         "Controlled Group of Corporations" has the meaning set forth in Code
           Sec. 1563.

         "Deductible" has the meaning set forth in ss.8(f)(i) below.

         "DGCL" has the meaning set forth in ss.2(b)(i) below.

         "Direction Letter" has the meaning set forth in ss.2(g)(iii) below.

         "Dissenting Stockholder" has the meaning set forth in ss.2(d)(vi) below.

         "Effective Time" has the meaning set forth in ss.2(i) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
           3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
           3(1).

         "Environmental,  Health,  and  Safety  Laws"  means  the  Comprehensive
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "Equipment" means all equipment owned by the Company and its Subsidiaries.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in ss.4(s)(ii) below.

         "Escrow Agent" has the meaning set forth in ss.2(e)(i) below.

         "Escrow Agreement" has the meaning set forth in ss.2(e)(i) below.

         "Escrow Deposit" has the meaning set forth in ss.2(e)(i) below.

         "Excess Loss Account" has the meaning set forth in Treas. Reg.
           ss.1.1502-19.

         "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

         "Financial Statements" has the meaning set forth in ss.4(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Government Agreements" means all agreements with a Governmental Authority providing for the Company's or any Subsidiary's management or lease of any Site.

         "Governmental Authority" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, commission or regulatory or administrative authority or instrumentality.

         "Hart-Scott-Rodino   Act"   means   the   Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Holdback Shares" has the meaning set forth in ss.2(e)(vii) below.

         "Holdings" has the meaning set forth in the preface above.

         "Holdings Share(s)" means any share or shares of the capital stock of Holdings, including all shares of common stock and preferred stock.

         "includes", "including" or other equivalent words mean "including, without limitation".

         "Indemnifying Party" has the meaning set forth in ss.8(d) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations- in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Intercompany Transaction"  has the meaning set forth in Treas. Reg.
           ss.1.1502-13.

         "Knowledge" means actual knowledge of Marc C. Ganzi, Alexander L.
           Gellman, Richard B. Stern, Harry Oppenheimer and Benjamin Long.

         "Lease Agreements" means all agreements providing for the Company's or any Subsidiary's lease of any Sites.

         "Lender" means General Electric Capital Corporation, pursuant to the terms of the Credit Agreement, dated as of April 21, 1999, among the Company, the Lender and certain other parties.

         "Liability" means any liability (whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Lock-Up Agreement" has the meaning set forth in ss.6(b) below.

         "Losses" means all losses, Taxes, liabilities, damages, injunctions, judgments, orders, decrees, rulings, fines, settlements, lawsuits (including administrative proceedings), deficiencies, claims, demands, costs or expenses, including interest, penalties and reasonable attorneys' fees and disbursements.

         "Management Agreements" means all agreements providing for the Company's or any Subsidiary's management of any Site.

         "Material Adverse Change" means a change or set of circumstances or conditions that has had or is reasonably likely to result in a Material Adverse Effect.

         "Material Adverse Effect" means a material adverse effect on the business, financial condition, assets, operations, liabilities or results of operation of the Person, business or assets specified; provided, however, that neither (i) the effects of any events, circumstances or conditions resulting from changes, developments or circumstances in worldwide or national conditions (political, economic, regulatory or otherwise) that adversely affect the markets where the Sites are located or adversely affect industries related to the telecommunications business generally (including proposed legislation or regulation by any Governmental Authority or the introduction of any technological changes in the telecommunications industry), or adversely affect a broad group of industries generally, nor (ii) any effects of competition, shall constitute a Material Adverse Effect.

         "Material Consents" has the meaning set forth in ss.5(a)(ii) below.

         "Material Contract" has the meaning set forth in ss.4(n) below.

         "Measurement Date" has the meaning set forth in ss.2(h) below.

         "Merger" has the meaning set forth in the preface above.

         "Merger Consideration" has the meaning set forth in ss.2(e)(ii) below.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in ss.4(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in ss.4(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.4(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

         "Newco" has the meaning set forth in the preface above.

         "New Options" has the meaning set forth ss.6(p)(i) below.

         "Optionee" has the meaning set forth in ss.6(p) below.

         "Options" has the meaning set forth in ss.6(p) below.

         "Ordinary Course of Business" means the ordinary course of business of the Company and its Subsidiaries consistent with past custom and practice (including with respect to quantity and frequency).

         "Party(ies)" has the meaning set forth in the preface above.

         "Payoff Amount" has the meaning set forth in ss.2(e)(vi) below.

         "Payoff Letter" has the meaning set forth in ss.2(e)(vi) below.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Interest" means (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which an adequate reserve has been established, (b) any lease and any Security Interest arising out of deposits made to secure leases or other obligations of a like nature arising in the Ordinary Course of Business,
(c) any easements, rights of way, restrictions, installations or public utilities, title imperfections and restrictions, reservations in land patents or zoning ordinances that do not materially interfere with the use by the Company of the property subject thereto or affected thereby, (d) mechanic's, materialmen's, and similar liens for sums not yet due, (e) purchase money liens and liens securing rental payments under capital lease arrangements that are listed in ss.4(n) of the Disclosure Schedule, and (f) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money or capitalized leases and that do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the Business.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof), or any other entity.

         "Post-Closing Average" has the meaning set forth in ss.2(h) below.

         "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         "Registration Rights Agreement" has the meaning set forth in ss.2(e)(iv) below.

         "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

         "SEC" has the meaning set forth in ss.3(k)(i) below.

         "SEC Documents" has the meaning set forth in ss.3(k)(i) below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         "Sites" means all communications sites where the Company or its Subsidiaries conducts its Business.

         "Stockholder(s)" means the holder(s) of shares of capital stock of Holdings listed in ss.4(b) of the Disclosure Schedule.

         "Stockholder Representative Agreement" has the meaning set forth in ss.10(n) below.

         "Stockholder Representatives" has the meaning set forth in ss.10(n) below.

         "Subsidiary" or "Subsidiaries" means any Person in which Holdings, directly or indirectly through another Person, beneficially owns more than fifty percent (50%) of either the equity interests in, or the control of, such Person, including each of the entities listed in ss.4(f) of the Disclosure Schedule.

         "Surviving Corporation" has the meaning set forth in ss.2(a) below.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any Governmental Authority, including: federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty (and any interest in respect of such penalty), or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, information return or other statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Tenant Agreements" means all agreements providing for end user tenants' operations on the Sites.

         "Third Party Action" has the meaning set forth in ss.8(e) below.

         "Third Party Action Notice" has the meaning set forth in ss.8(e) below.

2.  The Merger.
(a) The Merger. On and subject to the terms and conditions of this Agreement, at the Effective Time, Newco shall be merged with and into Holdings pursuant to this Agreement and the Certificate of Merger (the "Certificate of Merger") to be filed in the Office of the Secretary of State of the State of Delaware, and the separate corporate existence of Newco shall cease. Holdings, as it exists from and after the Effective Time, is sometimes referred to as the "Surviving Corporation."

(b) Certificate of Incorporation; Bylaws; Directors and Officers. At the Effective Time:

(i) The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of Newco immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged), unless and until thereafter amended as provided therein and under the General Corporation Law of the State of Delaware (the "DGCL").

(ii) The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Newco immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged), unless and until thereafter amended as provided therein and under the DGCL.

(iii) The directors and officers of the Surviving Corporation shall be the individuals designated by the Buyer, until their successors are elected and qualified.

(c) Effects of the Merger. The Merger shall have the effects provided therefor by the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to Holdings or Newco shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of Holdings and Newco, and (ii) all debts, liabilities, duties and obligations of Holdings and Newco shall become the debts, liabilities, duties and obligations of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of Holdings and Newco and neither the rights of creditors nor any liens upon the property of Holdings or Newco shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

(d) Manner of Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer, Newco or Holdings, the shares of capital stock of the Parties shall be converted as follows:

(i) Capital Stock of Newco. Each issued and outstanding share of capital stock of Newco shall be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation.

(ii) Cancellation of Certain Shares of Capital Stock of Holdings. All shares of capital stock of Holdings that are owned directly or indirectly by Holdings shall be canceled and no consideration shall be delivered in exchange therefor.

(iii) Conversion of Certain Other Shares of Capital Stock of Holdings. All of the issued and outstanding Holdings Shares (other than shares to be canceled pursuant to ss.2(d)(ii) and other than shares held by Dissenting Stockholders), that are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration set forth in ss.2(e)(ii) hereof. Each issued and outstanding option to purchase Holdings Shares that is issued and outstanding immediately prior to the Effective Time shall be converted as set forth in ss.6(p) hereof.

(iv) Fractional Shares. No fractional Buyer Shares shall be issued pursuant to this Agreement, but in lieu thereof each holder of Holdings Shares who would otherwise be entitled to receive a fraction of a Buyer Share shall receive from the Buyer the whole number of Buyer Shares measured by rounding the fraction up or down to the nearest whole share.

(v) Adjustments to Buyer Shares. If, on or prior to the Effective Time, the Buyer should split or combine its common stock, or pay a stock dividend or other stock distribution in its common stock, or otherwise change the common stock into any other securities, or make any other dividend or distribution on the common stock (other than normal quarterly dividends, as the same may be adjusted from time to time and in the ordinary course), then the number of Buyer Shares issuable as the Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

(vi) Appraisal Rights. If any Stockholder (a "Dissenting Stockholder") perfects such Stockholder's right to seek an appraisal under the DGCL, the Merger Consideration to be delivered hereunder shall be adjusted as set forth in this ss.2(d)(vi). The Holdings Shares held by such Dissenting Stockholder will not be converted as set forth herein and the Buyer shall not deliver the pro rata portion of the Merger Consideration that would otherwise be delivered to such Stockholder, but instead will retain such Merger Consideration to satisfy any appraisal obligations the Buyer might have to the Dissenting Stockholder. If the pro rata portion of the Merger Consideration held by the Buyer has a value greater than the amount of the Buyer's appraisal obligation, then the Buyer shall retain such excess. If the pro rata portion of the Merger Consideration held by the Buyer is insufficient to satisfy the Buyer's appraisal obligations under the DGCL, the Buyer shall be entitled to indemnification for the amount of the deficiency, as set forth in ss.8 hereof. The Stockholder Representatives shall have the right to participate in all proceedings with respect to any such appraisal procedure. If such Dissenting
Stockholder shall have effectively withdrawn or lost the right to receive an appraisal under the DGCL, the Holdings Shares held by such Stockholder shall then be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive its pro rata share of the Merger Consideration, without any interest thereon, in accordance with ss.2.

(e) Escrow Deposit; Merger Consideration.

(i) Escrow Deposit. On November 26, 1999, the Buyer will deliver to First Union National Bank, as escrow agent (the "Escrow Agent"), $3,000,000 in cash, which amount (including, unless otherwise stated herein, any interest earned thereon, the "Escrow Deposit") shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement"). The parties acknowledge and agree that time is of the essence in delivering the Escrow Deposit to the Escrow Agent hereunder.

(ii) Merger Consideration. The Buyer agrees to deliver to the Stockholder Representatives for distribution to the Stockholders or the Stockholders' designee, 4,807,612 shares of unregistered common stock, par value $.001 per share of the Buyer, which number shall be subject to adjustment as set forth herein (as so adjusted, the "Buyer Shares" and collectively, including any Buyer Shares delivered pursuant to ss.2(h), the "Merger Consideration").

(iii) Adjustment of New Options. For purposes of this ss.2(e)(iii), the following definitions shall apply:

         "Fair Market Value" means the fair market value of a share of common stock of the Buyer on the Closing Date.

         "Adjustment Ratio" means $12.59 divided by the Fair Market Value.

         "Adjusted Option Shares" shall mean the Adjustment Ratio multiplied by 202,000.

         "Holdings Exercise Price" means $3.76.

         If, at the Closing, the Adjustment Ratio must be greater than 1.04917 to avoid a charge against earnings or variable accounting treatment with respect to the New Options, then the number of Buyer Shares to be issued at the Closing as set forth herein shall be reduced by the Buyer Share Adjustment, calculated pursuant to the following formula:

         (1) Adjusted Option Shares x (Fair Market Value - (Holdings Exercise Price / Adjustment Ratio) = Aggregate Option Value

         (2) Aggregate Option Value / Fair Market Value = Adjusted Aggregate Shares

         (3)   1/2 x (Adjusted Aggregate Shares - 148,638) = Buyer Share
 Adjustment.

(iv) Registration Rights Agreement. Holdings acknowledges and agrees that on the Closing Date, the Buyer Shares will be not be registered under the Securities Act. The Buyer Shares will be subject to the terms of a registration rights agreement to be entered into as of the Closing Date among the Buyer and certain parties (the "Registration Rights Agreement"), as more specifically set forth in ss.5(n) hereof.

(v) Option to Receive Cash. No later than three (3) Business Days prior to the Anticipated Closing Date, the Stockholder Representatives may notify the Buyer that the Stockholders elect to receive up to 18% of the Merger Consideration in cash (the "Closing Cash Payment"); provided, however, that in no event shall the Closing Cash Payment exceed the lesser of (A) $4,500,000 or (B) an amount which, when added to the cash to be paid to Stockholders exercising their appraisal rights under the DGCL, will equal or exceed 19% of the Merger Consideration. If the Stockholders elect to receive the Closing Cash Payment, the number of Buyer Shares to be delivered to the Stockholders as Merger Consideration shall be reduced by the quotient of the Closing Cash Payment divided by twelve (12).

(vi)                     Payoff of Amounts Due to Lender and Others.

(A) The Buyer agrees to pay up to $2,000,000, plus any amount borrowed as set forth in this ss.2(v) (the "Payoff Amount") to the Lender at the Closing in accordance with the terms of a payoff letter in a form reasonably satisfactory to the Parties (the "Payoff Letter"). If the Effective Time is on or prior to December 31, 1999, then on the Closing Date, the Buyer will loan to Holdings an amount sufficient to pay year-end bonuses to be paid to employees of the Company, in an amount not to exceed $465,000 in the aggregate, and in accordance with written instructions to be delivered by the Stockholder Representatives to the Buyer no later than three (3) Business Days prior to the Anticipated Closing Date. If the Effective Time is after December 31, 1999, Holdings may draw down sufficient funds under its credit facility with Lender to pay such year-end bonuses to employees of the Company, in an amount not to exceed $465,000 in the aggregate, and the amount of the funds borrowed will be included in the Payoff Amount.

(B) Any amount due to the Lender by the Company at the Effective Time in excess of (i) $2,465,000 if Holdings has borrowed funds from the Lender to pay employee bonuses as set forth in ss.2(e)(vi) or (ii) $2,000,000 if the Buyer has loaned funds to Holdings to pay employee bonuses as set forth in ss.2(e)(vi), will be included in the Payoff Amount and reduce the Merger Consideration to be delivered hereunder. Such reduction will be first from the Closing Cash Payment, if any, and then from the Buyer Shares. If such reduction is made in Buyer Shares, the number of Buyer Shares deliverable at Closing will be reduced by the quotient of the difference between the amount due to the Lender as set forth in the Payoff Letter and $2,465,000 or $2,000,000, as appropriate, divided by twelve (12).

(C) The Buyer may elect to repay in full, concurrently with the Closing, any capitalized lease obligations of Holdings.

(D) The Buyer may elect to pay any sums necessary to release Security Interests, which payments shall reduce the Merger Consideration to be delivered hereunder (other than amounts covered by the Payoff Letter). Such reduction will be first from the Closing Cash Payment, if any, and then from the Buyer Shares. If such reduction is made in Buyer Shares, the number of Buyer Shares deliverable at Closing will be reduced by the quotient of the dollar amount of such payment divided by twelve (12).

(vii) Holdback Shares. At the Closing, the Buyer shall deliver 250,000 Buyer Shares issued in the name of the Escrow Agent, on behalf of the Stockholder Representatives (the "Holdback Shares") to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement. The Holdback Shares shall be available as security for any payment due to the Buyer pursuant to ss.8 of this Agreement. The Holdback Shares shall be distributed by the Escrow Agent pursuant to the terms of the Escrow Agreement.

(f)Exchange of Certificates and Payment of Cash.

(i) Delivery of Consideration. At the Closing, in exchange for the outstanding Holdings Shares (other than Holdings Shares held by Dissenting Stockholders), the Buyer shall cause to be made available to the Stockholders or their designee the Merger Consideration, with all cash payments to be made by federal wire transfer of immediately available funds pursuant to wire transfer instructions provided by the Stockholder Representatives at least three (3) Business Days prior to the Anticipated Closing Date.

(ii) Certificate Delivery Requirements. At the Effective Time, the Stockholder Representatives on behalf of the Stockholders shall deliver to the Buyer the certificates (the "Certificates") representing Holdings Shares owned by each Stockholder, accompanied by blank stock powers duly executed and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholder Representatives on behalf of the Stockholders shall promptly cure any deficiencies with respect to the stock powers accompanying such Certificates. The Certificates so delivered shall forthwith be canceled. Until delivered as contemplated by this ss.2(f)(ii), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of Buyer Shares as provided by this Agreement and the applicable provisions of the DGCL.

(iii) No Further Ownership Rights in Capital Stock of Holdings. All Buyer Shares and cash to be delivered upon the surrender of certificates representing Holdings Shares in accordance with the terms hereof (including any additional Buyer Shares delivered pursuant to ss.2(h) hereof) shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Holdings Shares, and, following the Effective Time, the Stockholders shall have no further rights to, or ownership in, shares of capital stock of Holdings. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Holdings Shares which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ss.2(f).

(iv) Lost, Stolen or Destroyed Certificates. If any Certificates evidencing Holdings Shares shall have been lost, stolen or destroyed, then the Buyer shall deliver a portion of the Merger Consideration in exchange for such lost, stolen or destroyed certificates, upon the delivery to the Buyer of an affidavit of that fact by the holder thereof; provided, however, that the Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnification agreement without a bond having such terms as it may reasonably direct as indemnity against any claim that may be made against the Buyer with respect to the certificates alleged to have been lost, stolen or destroyed.

(g) Manner of Payment and Delivery.   At Closing:

(i) Concurrently with the Closing, the Buyer shall pay to the Lender by wire transfer of immediately available funds to such banks and accounts thereat as shall be specified in the Payoff Letter an amount equal to the Payoff Amount.

(ii) The Buyer shall deliver to the Stockholder Representatives (or to any other Person as the Stockholder Representatives may direct in writing) (A) the Buyer Shares less the Holdback Shares (issued in the names and denominations designated by the Stockholder Representatives to the Buyer no later than three
(3) Business Days prior to the Anticipated Closing Date), and (B) if the Stockholders so elect, the Closing Cash Payment by wire transfer of immediately available funds to such banks and accounts thereat as shall be specified in writing by the Stockholder Representatives at least three (3) Business Days prior to the Anticipated Closing Date, for distribution to the Stockholders or the Stockholders' designee.

(iii) The Buyer and the Stockholder Representatives shall direct the Escrow Agent in writing (the "Direction Letter") to deliver to the Buyer the Escrow Deposit.

(h) Post-Closing Merger Consideration Adjustment. The number of Buyer Shares to be delivered hereunder shall be subject to adjustment as set forth herein. The adjustment set forth in this ss.2(h) shall be calculated on the date (the "Measurement Date") that is the earlier to occur of (i) the date that is 180 days after the Closing Date, if the Buyer has not consummated an initial public offering of its common stock within such 180-day period and (ii) the date that is 180 days after the expiration of the restrictions on transfer in the Lock-Up Agreement, if the Buyer shall have consummated an initial public offering of its common stock within 180 days after the Closing Date. On the Measurement Date, the Buyer and the Stockholder Representatives shall calculate the average of the closing share prices (the "Post-Closing Average") of the Buyer common stock for the thirty (30) trading day period ended on the last trading day immediately prior to the Measurement Date. If the Post-Closing Average is $12.00 per share or higher, there shall be no adjustment to the number of Buyer Shares to be delivered as part of the Merger Consideration hereunder. If the Post-Closing Average is less than $9.00 per share, the Buyer shall deliver to the Stockholder Representatives for distribution to the Stockholders an additional 1,670,000 Buyer Shares. If the Post-Closing Average is equal to or higher than $9.00 per share, and lower than $12.00 per share, the Buyer shall deliver to the Stockholder Representatives for distribution to the Stockholders, a number of additional Buyer Shares equal to
(A) the quotient obtained by dividing $60,000,000 by the Post-Closing Average, minus (B) 5,000,000. The number of Buyer Shares to be delivered as set forth in this ss.2(h) shall be reduced by the same pro rata portion that the Merger Consideration was reduced pursuant to ss.2(d)(vi). The Buyer shall issue 1,670,000 Buyer Shares into escrow on the Closing Date (the "Additional Buyer Shares") which shall be released to the Buyer or the Stockholders'
Representatives, as appropriate, promptly following the Measurement Date. The Buyer shall not be entitled to set off against any additional Buyer Shares to be delivered hereunder any amounts claimed by the Buyer to be owed under ss.8 hereof or otherwise.

(i) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kleinbard, Bell & Brecker LLP, 1900 Market Street, Suite 700, Philadelphia, PA 19103, commencing at 9:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) (any such date being referred to herein as the "Anticipated Closing Date") or such other date as the Buyer and the Stockholder Representatives may mutually determine. The date on which the Closing shall occur is referred to in this Agreement as the "Closing Date"; provided, however, that the Closing Date shall be no later than January 14, 2000. On the Closing Date, the Certificate of Merger, or other appropriate documents executed in accordance with the DGCL, together with any required officers' certificates, shall be filed in accordance with the provisions of the DGCL. The Merger shall become effective upon such filings or at such later time as may be specified in such filings (the "Effective Time").

(j) Deliveries at the Closing. At the Closing, (i) Holdings will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.7(a) below, (ii) the Buyer will deliver to the Stockholder Representatives on behalf of the Stockholders the various certificates, instruments, and documents referred to in ss.7(b) below, (iii) the Stockholder Representatives on behalf of the Stockholders will deliver to the Buyer, free and clear of all liens, stock certificates representing all of the Holdings Shares (or affidavits of lost certificates, as described in ss.2(f)(iv)), endorsed in blank or accompanied by duly executed assignment documents, (iv) the Buyer will deliver to the Stockholder Representatives for distribution to the Stockholders or the Stockholders' designee, the Buyer Shares less the Holdback Shares and, if applicable, the Closing Cash Payment, (v) the Buyer will deliver to the Stockholder Representatives for distribution to the Optionees, the New Options, (vi) the Stockholder Representatives and the Buyer will deliver to the Escrow Agent the Direction Letter, (vii) the Buyer will deliver the Holdback Shares to the Escrow Agent, (viii) the Stockholder Representatives will deliver to the Buyer the Payoff Letter signed by the Lender, (ix) the Buyer will deliver to the Lender the Payoff Amount and (x) the Parties will deliver the Certificate of Merger for filing in the office of the Secretary of State of the State of Delaware pursuant to the DGCL,. In addition to the foregoing, at the Closing, the Stockholder Representatives shall deliver to the Buyer (x) originals of all Management Agreements, Lease Agreements, Government Agreements and Tenant Agreements, (y) the entire corporate books and records of Holdings, the Company and each Subsidiary from the dates of incorporation through the Closing, including the Certificates of Incorporation or Formation, Bylaws and minutes of meetings of Holdings, the Company and each Subsidiary, if any, and (z) the resignations of all directors, officers and employees of Holdings, the Company and each Subsidiary, other than the resignations described in ss.7(a)(ix) hereof.

3. Representations and Warranties of the Buyer and Newco. The Buyer and Newco, jointly and severally, represent and warrant to Holdings as follows:

(a) Organization of the Buyer and Newco. Each of the Buyer and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b) Authorization of Transaction. Each of the Buyer and Newco has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer and Newco, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally. Except for any notices that may be required to be filed pursuant to the Hart-Scott-Rodino Act, under federal securities laws or under state securities or blue sky laws, neither the Buyer nor Newco need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Buyer or Newco is subject or any provision of its charter or bylaws or (B) subject to the receipt of the consents listed in ss.3(c) of the Disclosure Schedule, violate, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer or Newco is a party or by which it is bound or to which any of its assets is subject.

(d) Brokers Fees. Neither the Buyer nor Newco has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Holdings could become liable or obligated.

(e) Investment. The Buyer and Newco are not acquiring Holdings Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

(f) Legal Compliance. Each of the Buyer, Newco and, to the Knowledge of the Buyer, their predecessors and Affiliates have complied in all respects with all Applicable Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure so to comply would not have a Material Adverse Effect on the Buyer.

(g) Absence of Litigation. Except as disclosed in the Buyer's SEC Documents, neither the Buyer nor Newco is subject to any outstanding injunction, judgment, order, decree, ruling, or charge and is not a party, or to the knowledge of the Buyer, is not threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Authority or before any arbitrator, except where such injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, hearing or investigation would not have a Material Adverse Effect on the Buyer.

(h) Environment, Health, and Safety.

(i) Each of the Buyer, Newco and, to the knowledge of the Buyer, their respective predecessors and Affiliates, has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where any non-compliance would not have a Material Adverse Effect on the Buyer. Without limiting the generality of the preceding sentence, each of the Buyer and Newco and, to the knowledge of the Buyer, their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under all Environmental, Health, and Safety Laws, except where any non-compliance would not have a Material Adverse Effect on the Buyer.

(ii) To the Buyer's knowledge, neither the Buyer nor Newco has any Liability (and the Buyer, Newco and their respective Affiliates have not handled or disposed of any substance or arranged for the disposal of any substance giving rise to any Liability) for damage to any site where the Buyer or Newco operates its business, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, arising under any reason under any Environmental, Health, and Safety Law, where such Liability would have a Material Adverse Effect on the Buyer.

(i) Share Validity. The Buyer Shares and the shares issuable upon exercise of the New Options shall be, upon issuance in accordance with this Agreement or the New Options, as applicable, duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens and preemptive and other similar rights.

(j) Securities Law Compliance. The Buyer has given the Stockholder Representatives and their agents, and agrees to continue to give the Stockholder Representatives and their agents through the Closing Date, the opportunity to ask questions of, and receive answers from, executive officers of the Buyer concerning the Buyer and the Buyer Shares. Neither the Buyer nor, to the Buyer's knowledge, any Person acting on its behalf has, in connection with the Buyer Shares offered hereby, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (B) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (C) any action that would require the registration under the Securities Act of the offering and sale of the Buyer Shares pursuant to this Agreement or that would violate applicable state securities or "Blue Sky" laws. The Buyer has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of securities of the same or a similar class as the Buyer Shares if as a result the offer and sale of the Buyer Shares contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used in this ss.3(j), the terms "offer" and "sale" have the meanings specified in
Section 2(3) of the Securities Act.

(k) Public Filings.

(i) The Buyer has made available (or will make available within ten (10) days after the execution of this Agreement) to Holdings true and complete copies of its quarterly report on Form 10-Q for fiscal quarter ended September 30, 1999 and all current reports on Form 8-K and other documents filed since January 1, 1999 (collectively, the "SEC Documents") and will make available to Holdings any similar SEC Documents filed with the U.S. Securities and Exchange Commission (the "SEC") on or before the Closing Date. As of their respective filing dates, each SEC Document complied, or will comply, in all material respects with the requirements of the Securities Exchange Act, and as of their respective dates none of the SEC Documents contained, or will contain, any untrue statement of a material fact or omitted, or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the consolidated balance sheet of the Buyer and its consolidated subsidiaries as of September 30, 1999 included in the Form 10-Q for the fiscal quarter then ended is hereinafter referred to herein as the "Buyer Balance Sheet" and September 30, 1999 is hereinafter referred to herein as the "Buyer Balance Sheet Date".

(ii) Except to the extent expressly set forth in, or contemplated by, the Buyer Balance Sheet, or the notes, schedules or exhibits thereto, or as disclosed in, or contemplated by, the SEC Documents: (i) as of the Buyer Balance Sheet Date, neither the Buyer nor any of its consolidated subsidiaries had any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a consolidated or condensed balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP; and (ii) since the Buyer Balance Sheet Date, the Buyer and its consolidated subsidiaries have not incurred any such material liabilities or obligations other than in the ordinary course of business or as so disclosed or contemplated.

(l) Tax Matters. The fair market value of the Buyer Shares and other consideration received by the Stockholders will be approximately equal to the fair market value of the Holdings Shares surrendered in the Merger. Immediately before the Merger, the Buyer will be in control of Newco within the meaning of Code Sec. 368(c). The Buyer has no plan or intention to (i) cause Holdings to issue additional shares of its stock that would result in the Buyer losing control of Holdings within the meaning of Code Sec. 368(c), (ii) reacquire any of its stock issued in the Merger, except as provided pursuant to the escrow of the Additional Buyer Shares or as provided by the Escrow Agreement or (iii) liquidate Holdings, merge Holdings with or into another corporation, sell or otherwise dispose of the stock of Holdings (except for transfers of stock to corporations controlled by the Buyer), or to cause Holdings to sell or otherwise dispose of any of its assets or any of the assets acquired from Newco, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Holdings. Newco will have no liabilities assumed by Holdings, and will not transfer to Holdings any assets subject to liabilities in the Merger. The Buyer does not own, nor has it owned during the past five years, any shares of the stock of Holdings. Neither Buyer nor Newco is or will be an investment company as defined in Code Secs. 368(a)(2)(F)(iii) and (iv).

        (m) No Material Adverse Change. Since the Buyer Balance Sheet Date, there has been no Material Adverse Change in the business, financial condition, assets, liabilities, operations or results of operations of the Buyer or its ability to consummate the transactions contemplated hereby.

         4. Representations and Warranties Concerning Holdings, the Company and its Subsidiaries. Holdings represents and warrants to the Buyer as follows:

(a) Organization, Qualification, and Corporate Power. (a)ab Each of Holdings, the Company and the Subsidiaries is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Holdings, the Company and the Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect on Holdings. Each of Holdings, the Company and the Subsidiaries has full corporate or limited liability company power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to have such licenses, permits and authorizations would not have a Material Adverse Effect on Holdings. ss.4(a) of the Disclosure Schedule lists the directors and officers of each of Holdings, the Company and the Subsidiaries. Holdings has delivered to the Buyer correct and complete copies of the charter and bylaws or other organizational documents of each of Holdings, the Company and the Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders or members, the board of directors or manager, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Holdings, the Company and the Subsidiaries are correct and complete. None of Holdings, the Company and the Subsidiaries is in default under or in violation of any provision of its charter or bylaws or other organizational documents.

(b) Capitalization of Holdings.

(i) The entire authorized capital stock of Holdings consists of 5,000,000 shares of Common Stock, par value $0.01 per share, of which 3,451,440 shares are issued and outstanding, and 12,200,000 shares of Preferred Stock, par value $0.01 per share, of which 12,161,997 shares are issued and outstanding. No shares are held in treasury. All of the issued and outstanding Holdings Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Stockholders as set forth in ss.4(b) of the Disclosure Schedule. Except as set forth in ss.4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Holdings to issue, sell, or otherwise cause to become outstanding any of its capital stock or equity. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Holdings. Except as set forth in ss.4(b) of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Holdings.

(ii) The Stockholders and Optionees hold of record and own beneficially all of the Holdings Shares and/or Options set forth opposite such Stockholder's or Optionee's name in ss.4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as set forth in ss.4(b) of the Disclosure Schedule, no Stockholder is a party to any option, warrant, purchase right, or other contract or commitment that could require the Stockholder to sell, transfer, or otherwise dispose of any capital stock of any Subsidiary, the Company, or Holdings (other than this Agreement). Except as set forth in ss.4(b) of the Disclosure Schedule, no Stockholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of any Subsidiary, the Company, or Holdings.

(c)  Noncontravention; Consents.

(i) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of Holdings, the Company or any Subsidiary is subject or any provision of the charter or bylaws or other organizational documents of Holdings, the Company or any Subsidiary or (B) subject to the receipt of any consent listed in ss.4(c)(i) of the Disclosure Schedule, violate, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Holdings, the Company or any Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), excluding in any case such violations, breaches or defaults or Permitted
Interests that in the aggregate would not reasonably be expected to have a Material Adverse Effect on Holdings.

(ii) Except for (A) consents  listed in ss.4(c)(ii) of the Disclosure  Schedule,
(B) the expiration or earlier termination of any required waiting period under the Hart-Scott-Rodino Act, and (C) the requisite approval of the Stockholders pursuant to ss.251 of the DGCL, none of Holdings, the Company or any Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person or Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers Fees. None of Holdings, the Company or any Subsidiary has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e) Title to Assets. Holdings, the Company and the Subsidiaries have good and marketable title to, or a valid leasehold interest in, their respective Assets, free and clear of all Security Interests (other than Permitted Interests), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Each tangible asset of Holdings, the Company and the Subsidiaries is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

(f) The Company and the Subsidiaries. ss.4(f) of the Disclosure Schedule sets forth for the Company and each Subsidiary (i) its name and jurisdiction of incorporation or organization, (ii) the number of shares of authorized capital stock (or other equity) of each class of its capital stock (or other equity),
(iii) the number of issued and outstanding shares (or interests) of each class of its capital stock (or other equity), the names of the holders thereof, and the number of shares (or interests) held by each such holder, and (iv) the number of shares (or interests) of its capital stock (or other equity) held in treasury. All of the issued and outstanding shares (or interests) of capital stock (or other equity) of each Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. Holdings is the sole owner of all equity interests in the Company, and holds of record and owns beneficially all of the outstanding shares of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Company is the sole owner of all equity interests in each Subsidiary, and holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require Holdings, the Company, or any Subsidiary to sell, transfer, or otherwise dispose of any capital stock of the Company or any Subsidiary or that could require the Company or any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock (or other equity). There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Company or any Subsidiary. None of Holdings, the Company or any Subsidiary controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association except as set forth in ss.4(f) of the Disclosure Schedule. Except as set forth in ss.4(f) of the Disclosure Schedule, neither Holdings, the Company nor any Subsidiary holds or owns any equity interest in any corporation, partnership, limited liability company, or other entity.

(g) Financial Statements. Holdings has provided to the Buyer the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 (the "Most Recent Fiscal Year End") for Holdings, the Company and the Subsidiaries; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the nine months ended September 30, 1999 (the "Most Recent Fiscal Month End") for Holdings, the Company and the Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (subject to, in the case of the Most Recent Financial Statements, the absence of footnotes, year-end adjustments, and other items required by GAAP to be included in audited statements), present fairly the financial condition of Holdings, the Company and the Subsidiaries as of such dates and the results of operations of

Holdings, the Company and the Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of Holdings, the Company and the Subsidiaries.

(h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change in the business, financial condition, assets, liabilities, operations or results of operations of Holdings, the Company and the Subsidiaries. Without limiting the generality of the foregoing, since that date:

(i) none of Holdings, the Company or any Subsidiary has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii) except as set forth in ss.4(h)(ii) of the Disclosure Schedule, none of Holdings, the Company or any Subsidiary has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either obligating the Company to pay more than $50,000 or outside the Ordinary Course of Business;

(iii) except as set forth in ss.4(h)(iii) of the Disclosure Schedule, no party (including Holdings, the Company or any Subsidiary) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) except where such acceleration, termination, modification or cancellation would not have a Material Adverse Effect on Holdings;

(iv) except as set forth in ss.4(h)(iv) of the Disclosure Schedule, none of Holdings, the Company or any Subsidiary has imposed any Security Interest (other than Permitted Interests) upon any of its assets, tangible or intangible;

(v) except as set forth in ss.4(h)(v) of the Disclosure Schedule, none of Holdings, the Company or any Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

(vi) except as set forth in ss.4(h)(vi) of the Disclosure Schedule, none of Holdings, the Company or any Subsidiary has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

(vii) except as set forth in ss.4(h)(vii) of the Disclosure Schedule, none of Holdings, the Company or any Subsidiary has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(viii) none of Holdings, the Company or any Subsidiary has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix) none of Holdings, the Company or any Subsidiary has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 in the aggregate or outside the Ordinary Course of Business;

(x) none of Holdings, the Company or any Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi) there has been no change made or authorized in the charter or bylaws of any of Holdings, the Company or any Subsidiary;

(xii) except as set forth in ss.4(h)(xii) of the Disclosure Schedule, none of Holdings, the Company or any Subsidiary has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xiii) except as set forth in ss.4(h)(xiii) of the Disclosure Schedule, none of Holdings, the Company or any Subsidiary has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiv)none of Holdings, the Company or any Subsidiary has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xv) none of Holdings, the Company or any Subsidiary has made any loan to, or entered into any other transaction with, any of its Stockholders, directors, officers, and employees or their Affiliates outside the Ordinary Course of Business;

(xvi) none of Holdings, the Company or any Subsidiary has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(xvii) none of Holdings, the Company or any Subsidiary has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(xviii)ab none of Holdings, the Company or any Subsidiary has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);

(xix) none of Holdings, the Company or any Subsidiary has made any other change in employment terms for any of its directors, officers, or employees outside the Ordinary Course of Business;

(xx) none of Holdings, the Company or any Subsidiary has made or pledged to make any charitable or other capital contribution in excess of $10,000 in the aggregate;

(xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Holdings, the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect on Holdings; and

(xxii) none of Holdings, the Company or any Subsidiary has committed to any of the foregoing.

(i) Undisclosed Liabilities. None of Holdings, the Company or any Subsidiary has any Liability, except for (i) Liabilities set forth on the Most Recent Balance Sheet, (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business and (iii) the Liabilities set forth in ss.4(i) of the Disclosure Schedule.

(j) Legal Compliance. Each of Holdings, the Company, its Subsidiaries, and their respective predecessors and Affiliates has complied in all material respects with all Applicable Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(k) Tax Matters.

(i) Each of Holdings, the Company and the Subsidiaries has filed in a timely manner all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Holdings, the Company and the Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Holdings, the Company or any Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where any of Holdings, the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Holdings, the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) Each of Holdings, the Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) There is no dispute or claim concerning any Tax Liability of any of Holdings, the Company or any Subsidiary either (A) claimed or raised by any Governmental Authority in writing or (B) as to which Holdings has Knowledge based upon personal contact with any agent of such Governmental Authority. ss.4(k) of the Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to any of Holdings, the Company or any Subsidiary for taxable periods ended on or after December 31, 1996 and indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

(iv) None of Holdings, the Company or any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v) None of Holdings, the Company or any Subsidiary has filed a consent under Code Sec. 341(f) concerning collapsible corporations. None of Holdings, the Company or any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. To the Knowledge of Holdings, there are no proposed reassessments of any property owned by Holdings, the Company, or the Subsidiaries that would affect the Taxes of such company after the Closing Date. Holdings has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). None of Holdings, the Company, or any Subsidiary has any income or gain reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a taxable period ending on or prior to the Closing Date which resulted in a deferred reporting of income or gain from such transaction or from such change in accounting method. Each of Holdings, the Company and the Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. None of Holdings, the Company or the Subsidiaries is a party to any Tax allocation or sharing agreement. None of Holdings, the Company or the Subsidiaries (A) is or has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Holdings) or (B) has any Liability for the Taxes of any Person (other than any of Holdings, the Company and the Subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(vi) ss.4(k) of the Disclosure Schedule sets forth the following information with respect to each of Holdings, the Company and the Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of Holdings, the Company and the Subsidiaries in their respective Assets; (B) the basis of the stockholder(s) of the Company and the Subsidiaries in their stock (or the amount of any Excess Loss Account); (C) the amount of all net operating loss, net capital loss, unused investment or other credit, unused foreign tax, credit and excess charitable contribution carryovers (and any limitations applicable to any of the foregoing), and the earnings and profits allocable to Holdings, the Company and the Subsidiaries; and (D) the amount of any deferred gain or loss allocable to Holdings, the Company or the Subsidiaries arising out of any Intercompany Transaction.

(vii) The fair market value of the Buyer Shares and other consideration received by the Stockholders will be approximately equal to the fair market value of the Holdings Shares surrendered in the Merger.

(viii) The unpaid Taxes of Holdings, the Company and the Subsidiaries (including any Taxes attributable to the distribution or other disposition of property on or prior to the Closing Date) (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Holdings, the Company and the Subsidiaries in filing their Tax Returns. The distribution by Holdings of the stock of BLEC pursuant to ss.5(k) will not result in any Tax Liability to Holdings.

(l) Sites; Management Agreements; Tenant Agreements. Except as set forth in ss.4(l) of the Disclosure Schedule, neither Holdings, the Company nor any Subsidiary owns or holds a ground lease of any real property. ss.4(l) of the Disclosure Schedule (i) lists all Sites and (ii) identifies the Management Agreements, Lease Agreements, Government Agreements, and Tenant Agreements that correspond to the Sites. The Sites listed in ss.4(l) of the Disclosure Schedule constitute all of the telecommunication Sites included in the Business. Holdings has given the Buyer access to correct and complete copies of all Management Agreements, Lease Agreements, Government Agreements, and all Tenant Agreements, including the agreements (as amended to date) listed in ss.4(l) of the Disclosure Schedule. ss.4(l) of the Disclosure Schedule identifies the expiration date or remaining term of each Management Agreement, Lease Agreement, Government Agreement and Tenant Agreement. Such Management Agreements, Lease Agreements, Government Agreements and Tenant Agreements constitute all of the agreements with property owners and telecommunications services providers relating to the Business. With respect to each Management Agreement, Lease Agreement, Government Agreement or Tenant Agreement (as applicable) and except as set forth in ss.4(l) of the Disclosure Schedule:

(i) the Management Agreement, Lease Agreement, Government Agreement or Tenant Agreement (as applicable) is legal, valid, binding, enforceable, and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally;

(ii) neither Holdings, the Company nor any Subsidiary is and, to the Knowledge of Holdings, no other party to the Management Agreement, Lease Agreement, Government Agreement or Tenant Agreement (as applicable) is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iii) neither Holdings, the Company nor any Subsidiary has and, to the Knowledge of Holdings, no other party to the Management Agreement, Lease Agreement, Government Agreement or Tenant Agreement (as applicable) has repudiated any provision thereof;

(iv) there are no disputes, oral agreements, or forbearance programs in effect as to the Management Agreement, Lease Agreement, Government Agreement or Tenant Agreement (as applicable) that would, in the aggregate, have a Material Adverse Effect on Holdings;

(v) none of Holdings, the Company and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold in a manner that would, in the aggregate, have a Material Adverse Effect on Holdings; and

(vi) ss.4(l) of the Disclosure Schedule sets forth the applicable expiration date.

(m) Intellectual Property.

(i) Holdings, the Company and the Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. Each of Holdings, the Company and the Subsidiaries has taken all reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

(ii) None of Holdings, the Company or any Subsidiary has ever received any written charge, complaint, claim, demand, or notice alleging any interference with, infringement of, misappropriation of, or violation of any Intellectual Property rights of third parties (including any claim that any of Holdings, the Company and the Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).

(iii) ss.4(m)(iii) of the Disclosure Schedule identifies each registration which has been issued to any of Holdings, the Company and the Subsidiaries with respect to any of its Intellectual Property, identifies each pending application for registration which any of Holdings, the Company and the Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of Holdings, the Company and the Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). ss.4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of Holdings, the Company and the Subsidiaries in connection with its Business.

(iv) ss.4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of Holdings, the Company and the Subsidiaries uses pursuant to license, sublicense, agreement, or permission. Holdings has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).

(n) Contracts. ss.4(n) of the Disclosure Schedule lists the following contracts and other agreements to which Holdings, the Company or any Subsidiary is a party other than the Management Agreements, Lease Agreements, Government Agreements and Tenant Agreements (each a "Material Contract"):

(i) any agreement (or group of related agreements) for the lease of property to or from any Person providing for lease payments in excess of $5,000 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of materials, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Holdings, the Company or any Subsidiary, or involve consideration in excess of $15,000;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest (other than a Permitted Interest) on any of its assets, tangible or intangible;

(v) any agreement with any Stockholder and its Affiliates (other than Holdings, the Company and the Subsidiaries);

(vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan arrangement for the benefit of its current or former directors, officers, or employees;

(vii) any collective bargaining agreement;

(viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

(ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees which, in the aggregate, does not exceed $50,000;

(x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000; or

(xi) any noncompetition agreement.

         Holdings has given the Buyer access to correct and complete copies of each written agreement listed in ss.4(n) of the Disclosure Schedule.

         With respect to each Material Contract: (A) the Material Contract is legal, valid, binding, enforceable, and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally; (B) neither Holdings, the Company nor any Subsidiary is, and to the Knowledge of Holdings, no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Material Contract; and (C) neither Holdings, the Company nor any Subsidiary has, and to the Knowledge of Holdings, no other party thereto has repudiated any provision of the Material Contract.

(o) Notes and Accounts Receivable. All notes and accounts receivable of Holdings, the Company and the Subsidiaries are reflected on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Holdings, the Company and the Subsidiaries.

(p) Insurance. ss.4(p) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Holdings, the Company or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:

(i)  the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii) the policy number and the period of coverage;

(iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither Holdings, the Company or any Subsidiary nor, to the Knowledge of Holdings, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) neither Holdings, the Company or any Subsidiary nor, to the Knowledge of Holdings, any other party to the policy has repudiated any provision thereof. Each of Holdings, the Company and the Subsidiaries has been covered during the past five
(5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. ss.4(p) of the Disclosure Schedule describes any self-insurance arrangements affecting any of Holdings, the Company and the Subsidiaries.

(q) Litigation. ss.4(q) of the Disclosure Schedule sets forth each instance in which Holdings, the Company or any Subsidiary (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of Holdings, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Governmental Authority or before any arbitrator.

(r) Employees. ss.4(r) of the Disclosure Schedule sets forth the name and title of each employee of Holdings, the Company and each Subsidiary. To the Knowledge of Holdings, no executive, key employee, or group of employees has any plans to terminate employment with any of Holdings, the Company or any Subsidiary. None of Holdings, the Company or any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Holdings has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of Holdings, the Company or any Subsidiary. Except as set forth in ss.4(r) of the Disclosure Schedule, none of Holdings, the Company or any Subsidiary has any employment agreement of any kind, oral or written, express or implied, that would require the Buyer to employ any employee of Holdings, the Company or any Subsidiary after the Effective Time. Each such agreement is terminable at will without liability, or without liability in excess of $50,000 in the aggregate with respect to all such agreements, to Holdings, the Company or any Subsidiary.

(s)  Employee Benefits.

(i) ss.4(s) of the Disclosure Schedule lists each Employee Benefit Plan and each material compensation arrangement providing compensation or other benefits, whether deferred or not, in excess of base salary or wages ("Compensation Arrangement") that any of the Company and its Subsidiaries maintains or to which Holdings, the Company or any Subsidiary contributes. Each Employee Welfare Benefit Plan and each Compensation Arrangement may be terminated at any time, subject to requirements to deliver notices, without liability to Holdings, the Company or its Subsidiaries.

(A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other Applicable Laws.

(B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed in accordance with Applicable Laws with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Holdings, the Company or any Subsidiary. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received a favorable determination letter from the Internal Revenue Service, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an Employee Benefit Plan's letter.

(E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(F) Holdings has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan, along with copies any employee handbooks or similar documents.

(ii) With respect to each Employee Benefit Plan that Holdings, the Company, any Subsidiary or any entity required to be combined with Holdings, the Company or its Subsidiaries under Code Sec. 414(b), (c), (m) or (o) ("ERISA Affiliate") maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

(A) No such Employee Benefit Plan which is in Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of Holdings, threatened.

(B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Holdings, threatened, and Holdings has no Knowledge of any facts which could give rise to any such action, suit or proceeding.

(C) None of Holdings, the Company, any Subsidiary or any ERISA Affiliate of such entity has incurred any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

(iii) None of Holdings, the Company, any Subsidiary or any ERISA Affiliate of such entity contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

(iv) None of Holdings, the Company or any Subsidiary maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

(t) Guaranties. None of Holdings, the Company or any Subsidiary is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

(u) Environment, Health, and Safety.

(i) Each of Holdings, the Company, the Subsidiaries, and their respective predecessors and Affiliates has complied in all material aspects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of Holdings, the Company, the Subsidiaries, and, with respect to the Business, their respective predecessors and Affiliates has obtained and been in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under all Environmental, Health, and Safety Laws.

(ii) To the Knowledge of Holdings, none of Holdings, the Company or any Subsidiary has any Liability (and none of Holdings, the Company, any Subsidiary, and their respective Affiliates has handled or disposed of any substance or arranged for the disposal of any substance giving rise to any Liability) for damage to any Site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, arising under any reason under any Environmental, Health, and Safety Law, where such Liability would have a Material Adverse Effect on Holdings.

(v) Bank Accounts and Credit. ss.4(v) of the Disclosure Schedule lists all banks and lending institutions with which Holdings, the Company or any Subsidiary maintains any account or has a credit facility, and sets forth the names of all individuals who have signing authority for any such account.

(w) Certain Business Relationships with Holdings, the Company and the Subsidiaries. No Stockholder or its Affiliates has been involved in any business transaction, arrangement or relationship (except transactions, arrangements, or relationships that are on "arms length" terms and conditions) with any of Holdings, the Company or any Subsidiary within the past 12 months, and no Stockholder or its Affiliates owns any asset, tangible or intangible, which is used in the business of any of Holdings, the Company or any Subsidiary. To the Knowledge of Holdings, ss.4(w) of the Disclosure Schedule lists all "arms length" transactions of Holdings, the Company or any Subsidiary with any Stockholder or its Affiliates.

(x) Disclosure. The representations and warranties contained in this ss.4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

(y) Authorization of Transaction. Subject to the receipt of required Stockholder approval pursuant to ss.251 of the DGCL, Holdings has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to the receipt of required Stockholder approval pursuant to ss.251 of the DGCL, this Agreement constitutes the valid and legally binding obligation of Holdings, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally.

(z) Delivery of Tax Opinion. With respect to the opinion to be delivered at the Closing pursuant to ss.7(b)(ix) hereof, Holdings has been advised by Wolf, Block, Schorr & Solis-Cohen that if the Merger were to be effected on the date of this Agreement in accordance with the terms of this Agreement, such firm would render the opinion described in ss.7(b)(ix) and has been advised by such firm that it is not aware of any facts or circumstances existing as of the date hereof or that would arise prior to the Closing Date that would prevent the delivery of such opinion at the Closing.

5.Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

(a)  Notices and Consents.

(i) The Buyer and Holdings (including the Company and the Subsidiaries) will use commercially reasonable efforts to (A) give any required notices to third parties and (B) to obtain any consents from any Governmental Authority or third party necessary for the lawful consummation of the Closing, whether any of the foregoing are referenced in ss.3(c) or ss.4(c) hereof, or otherwise. In furtherance of the foregoing, the Buyer and Holdings agree to provide all information (including financial information) that is reasonably requested by any Person from whom any consent is necessary for lawful consummation of the Closing.

(ii) Holdings and the Buyer have agreed that, subject to the provisions of this ss.5(a)(ii), only any consent required under a Management Agreement, Tenant Agreement, Lease Agreement or Government Agreement that involves revenue to Holdings, the Company or any subsidiary in an amount in excess of $100,000 on an annual basis will be required to be delivered at Closing (the "Material Consents");

(b) Hart-Scott-Rodino Act Filing. If, after the date hereof, any filing of any Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice is required under the Hart-Scott-Rodino Act, then each Party will make such filings and will use commercially reasonable efforts to obtain (and Holdings will cause each of the Company and its Subsidiaries to use commercially reasonable efforts to obtain) an early termination of the applicable waiting period, and will make (and
Holdings will cause each of the Company and its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

(c) Operation of Business. Holdings will not cause or permit the Company or any Subsidiary to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, except where the failure to comply with the foregoing would not have a Material Adverse Effect on Holdings. Without limiting the generality of the foregoing, except as set forth in ss.5(c) of the Disclosure Schedule, Holdings will not (without the Buyer's consent, which shall not be unreasonably withheld), and will not (without the Buyer's consent, which shall not be unreasonably withheld) cause or permit the Company or any Subsidiary to, (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.4(h) above.

(d) Preservation of Business; Retention of Records. Holdings will and will cause each of the Company and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees. From and after the date hereof, Holdings shall, and shall cause the Company and the Subsidiaries to, retain all Tax Returns and all books, records and other financial information relating to any Tax or Tax Return of Holdings, the Company and the Subsidiaries, and to abide by all record retention agreements entered into with any Governmental Authority.

(e)  Full Access.

(i) Holdings will permit, and Holdings will cause each of the Company and its Subsidiaries to permit, representatives of the Buyer to have full access at all reasonable times and upon reasonable advance written notice to Alexander L. Gellman or Richard B. Stern, and in a manner so as not to interfere with the normal business operations of Holdings, Company and the Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Holdings, the Company and the Subsidiaries. The Buyer agrees to provide Holdings with prompt written notice if the Buyer determines that, based upon information provided to the Buyer or through its own investigation, Holdings is in breach of any representation, warranty or covenant of Holdings set forth in this Agreement; provided, however, that such notice by the Buyer will not constitute acceptance by the Buyer to the items constituting the breach, as set forth in ss.5(f) hereof, and will not constitute a waiver by the Buyer of the conditions to Closing set forth in ss.7(a) hereof. If this Agreement is terminated, the Buyer agrees to return or cause to be returned all such information provided to the Buyer or its representatives within five (5) Business Days after the date of such termination.

(ii) The Buyer will permit representatives of Holdings to have full access at all reasonable times and upon reasonable advance written notice to Stephen H. Clark, and in a manner so as not to interfere with the normal business operations of the Buyer, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Buyer. If this Agreement is terminated, Holdings agrees to return or cause to be returned all such information provided to Holdings or its representatives within five (5) Business Days after the date of such termination.

(f) Notice of Developments. Holdings may, no later than three (3) days before the Closing, supplement or amend the Disclosure Schedule attached hereto (or create one or more additional sections of the Disclosure Schedule, if appropriate) with respect to any matter that arises or is discovered after the date of this Agreement that, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Disclosure Schedule; provided that, for purposes of determining the rights and obligations of the parties under this Agreement (other than the obligations of Holdings under this ss.5(f)), any such disclosure will be deemed to have been disclosed to the Buyer as of the date of this Agreement and the Buyer shall be entitled to terminate this Agreement pursuant to ss.9(a)(ii) hereof if: (i) the supplementally-disclosed items have had or would reasonably be expected to have a Material Adverse Effect on Holdings; or (ii) in case of supplementally-disclosed items that arose from events, transactions and occurrences after the date hereof, such supplementally-disclosed items constitute violations of the covenants contained in ss.5(c). If the Buyer does not terminate this Agreement as provided above and consummates the Closing, the Buyer shall be deemed to have consented to any such disclosure.

(g) Exclusivity. Holdings will not cause or permit any of the Company and its Subsidiaries, to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of Holdings, the Company or any Subsidiary (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Holdings will not vote any of its shares in the Company and the Company will not vote any of its shares in any Subsidiary, in favor of any such acquisition structured as a merger, consolidation, or share exchange.

(h) Employees. At the Closing, each of the employees of Holdings, the Company or its Subsidiaries listed in ss.5(h) of the Disclosure Schedule shall enter into employment agreements with SpectraSite Communications in substantially the form of the attached Exhibit A. Nothing contained in this Agreement shall confer upon any employee of the Business any right with respect to continued employment by the Surviving Corporation or the Buyer, except pursuant and subject to the terms of such employment agreements entered into at the Closing. No provision of this Agreement shall create any third party rights in any such employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by the Buyer or under any Employee Benefit Plan that the Buyer may maintain. On or prior to the Closing Date, Holdings shall, or shall cause the Company or its Subsidiaries, as applicable, to take such action as may be necessary to terminate any defined contribution retirement plan sponsored or maintained by Holdings, the Company or any Subsidiary effective as of a date no later than the Closing Date. Within ten (10) days following the date of this Agreement, upon delivery of written notice by the Buyer to Holdings, Holdings will, or will cause the Company to, obtain (within five (5) Business Days after the Buyer delivers written notice) the affected employee's consent to the termination, subject to the consummation of the Merger, of any written employment agreements or descriptions of any oral employment agreements set forth or required to be set forth in ss.4(r) of the Disclosure Schedule and the continuation of employment on an at-will basis without increase in compensation or benefits.

(i) Confidentiality. Each Party will treat and hold as such all of the Confidential Information and refrain from using any of the Confidential
Information except in connection with this Agreement. In the event that any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this ss.5(i). If, in the absence of a protective order or the receipt of a waiver hereunder, any Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its reasonable best efforts to obtain, at the reasonable request of the non-disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the non-disclosing Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. If this Agreement is terminated prior to the Closing Date as set forth in ss.9, the Buyer agrees not to hire or solicit for employment any employees of Holdings or the Company, without the written consent of Holdings, for a period of two years from the date of this Agreement.

(j) Termination of Interests.

(i) On or before the Closing Date, all options, warrants, purchase rights, proxies, voting trusts, and other contracts, agreements, commitments or understandings required to be identified in ss.4(b) of the Disclosure Schedule shall be terminated, except for the Options subject to ss.5(p) hereof.

(ii) Effective as of the Closing Date, the Company will terminate its participation in the Preit-Rubin Profit Sharing 401(k) Plan.

(k) Distribution of BLEC. Holdings owns one hundred percent (100%) of the issued and outstanding capital stock of BLEC Investment Company, Inc, a Delaware corporation ("BLEC"). Prior to the Closing Date, Holdings will distribute the outstanding capital stock of BLEC to the Stockholders of Holdings. The Buyer shall be entitled to reimbursement from the Holdback Shares for any Tax cost to Holdings, the Company or its Subsidiaries that arises as a result of the distribution of BLEC.

(l) Receipt of Releases. Holdings shall use its reasonable best efforts to obtain, from each officer and director of Holdings, releases containing terms reasonably satisfactory to the Buyer.

(m) Restricted Activities. The Buyer will not, and the Buyer will use its best efforts to ensure that all persons whose actions or ownership interests would be attributable to the Buyer will not, in any manner, directly or indirectly, solicit, initiate, encourage or participate in bids, purchases or negotiations with respect to any acquisition or other transaction that, if consummated, would have the effect under any agreement or any Applicable Laws of preventing or delaying the Buyer from consummating the Merger.

(n) Registration Rights Agreement. Prior to the Closing Date, the Buyer will prepare, and receive all required approvals to enter into, a registration rights agreement that grants registration rights (with respect to the Buyer Shares and Additional Buyer Shares to be delivered hereunder) to the Stockholders (other than Dissenting Stockholders) or its designee that are no less favorable to the Stockholders than the registration rights given to the Buyer's current stockholders pursuant to the terms of the Second Amended and Restated Registration Rights Agreement, dated April 20, 1999, by and among the Buyer; Whitney Equity; Whitney III; Whitney Strategic; Waller-Sutton; Kitty Hawk III; Kitty Hawk IV; Eagle Creek; NCEF; Finley L.P.; certain affiliates of CIBC Oppenheimer Corp.; certain affiliates and employees of Welsh Carson Anderson & Stowe; Tower Parent Corp.; Gupton, Eckert, Stephen H. Clark and David P. Tomick, including (i) "piggyback registration rights" corresponding to and in equal priority to the Buyer's existing preferred stockholders, provided such rights shall not be limited by references to, and the provisions of, the Stockholders' Agreement among certain stockholders of the Buyer, (ii) registration rights on any Registration Statement of the Buyer on Form S-3, (iii) subject to the limitation requiring a demand by holders of 25% of the Buyer's stock, rights to join in and cause a "required registration", (iv) indemnification rights and (v) payment of the Stockholders' expenses.

(o) Delivery of Tax Returns. Within ten (10) days following the execution of this Agreement, Holdings shall deliver to the Buyer correct and complete copies of all Tax Returns filed by or on behalf of, and examination reports and statements of deficiencies asserted against or agreed to by each of Holdings, the Company and the Subsidiaries since December 31, 1996.

(p) Conversion of Options. As of the Closing, any outstanding options (the "Options") granted by Holdings to its employees (such employee being referred to hereinafter as an "Optionee") to acquire Holdings Shares shall be assumed by the Buyer on the following terms:

(i) The Options shall be exchanged for options to acquire common stock of the Buyer (the "New Options") with each Optionee receiving one or more New Options in exchange for the Option or Options relinquished by such Optionee.

(ii) Each New Option shall have substantially the same terms and conditions as were contained in the Option for which such New Option is exchanged, and shall not provide the Optionee with any additional benefits which such Optionee did not have under the Option.

(iii) The number of shares of common stock of the Buyer subject to the New Option, and the exercise price for each such share shall be set using an exchange ratio, the intent of which is to provide that both of the following conditions are met:

(A) The aggregate "fair market value" (as such term is used for purposes of Code Sec. 422) of the shares of common stock of the Buyer subject to the New Option immediately following the exchange of the New Option for the Option is equal to the aggregate "fair market value" of the Holdings Shares subject to the Option immediately prior the exchange of the New Option for the Option; and

(B) The excess of the aggregate fair market value of the shares of common stock of the Buyer subject to the New Option immediately after the exchange of the New Option for the Option over the aggregate option price for such shares of common stock of the Buyer is not more than the excess of the aggregate fair market value of the Holdings Shares subject to the Option immediately before the exchange of the New Option for the Option over the aggregate option price of such shares of capital stock of Holdings.

(q) Voting Agreement; Stockholder Approval. Within ten (10) Business Days after the date hereof, Holdings will deliver to the Buyer a voting agreement, signed by Stockholders having the right to vote at least fifty-one percent (51%) of the outstanding Holdings Shares entitled to vote for the Merger, pursuant to which such Stockholders will agree to approve the Merger and this Agreement, agree to vote at a meeting all of their Holdings Shares entitled to vote thereon in favor of the Merger (or approve the Merger by written consent), agree, if this Agreement has not been terminated by its terms, not to vote any of their Holdings Shares in favor of any competing transaction involving the sale of Holdings, the Company and its Subsidiaries, and will waive any rights of appraisal under the DGCL. In addition, within ten (10) Business Days of the date hereof, Holdings will deliver its Stockholders either (i) a notice of a special meeting of Stockholders (which will take place no later than twenty-one (21) days after the delivery of such notice), at which the Stockholders will be asked to vote to approve the Merger, or (ii) a written consent in lieu of meeting by which the Stockholders will be asked to approve the Merger, together with notice to the Stockholders pursuant to ss.262(d)(2) of the DGCL that the Merger has been approved. Holdings will take all action necessary in accordance with Applicable Laws and its Certificate of Incorporation and Bylaws either to convene a meeting of its Stockholders to consider and vote upon the Merger and this Agreement or to obtain approval of its Stockholders by written consent in lieu of a meeting, and Holdings and its Board of Directors will take all lawful, reasonable actions to solicit, and use all reasonable efforts to obtain, such approval or consent from all of the Stockholders.

(r) General. Each of the Parties will use his or its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.8 below). Holdings acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Holdings, the Company and its Subsidiaries, provided, however, that the Buyer will provide to Holdings reasonable access, at Holdings' cost and expense, necessary to permit Holdings to comply with Applicable Laws.

(b) Restrictions on Sale of Buyer Shares; Delivery of Investor Representation Letter. As a condition to receiving the Merger Consideration:

(i) The Stockholders will agree to be bound by the terms of any customary lock-up agreement (not to exceed 180 days) required by the underwriters of an initial public offering of the Buyer's common stock (the "Lock-Up Agreement"). Each certificate representing the Buyer Shares will bear substantially the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF ALL SUCH LAWS.

(ii) Each Stockholder and each Optionee will deliver to the Buyer an investment representation letter (to be provided by the Buyer and reasonably acceptable to Holdings) in a form customary for private placement transactions. The investment representation letter will contain provisions requesting the Stockholder or Optionee to indicate whether the Stockholder or Optionee is an Accredited Investor and other provisions necessary to permit the Buyer to conclude that the issuance of the Buyer Shares and the New Options hereunder will qualify as an offering exempt from the registration requirements of the Securities Act and applicable state securities or "Blue Sky" laws under Regulation D of the Securities Act.

(c) Treatment as a Tax-Free Reorganization.

(i) Following the Merger, Holdings will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets and at least ninety percent (90%) of the fair market value of Newco's net assets and at least seventy percent (70%) of the fair market value of Newco's gross assets held immediately prior to the Merger. For purposes of this ss.6(c)(i), amounts paid by Holdings or Newco to Stockholders (or their designee) exercising appraisal rights under the DGCL, amounts paid by Holdings or Newco to Stockholders (or their designee) who receive cash or other property, amounts used by Holdings or Newco to pay reorganization expenses, all redemptions and distributions made by Holdings (including the distribution by Holdings of stock and/or other investments in BLEC, but excluding any regular, normal dividends paid by Holdings) will be included as assets of Holdings or Newco, respectively, immediately prior to the Merger.


(ii) Following the Merger, Holdings will continue its historic business or use a significant portion of its historic business assets in a business, each within the meaning of section 1.368-1(d) of the Treasury Regulations.

(iii) With respect to the Holdback Shares and the Additional Buyer Shares: (A) the Holdback Shares and the Additional Buyer Shares will appear as issued and outstanding on the Buyer's balance sheet and such Holdback Shares and the Additional Buyer Shares will be legally outstanding under Applicable Laws; (B) all dividends paid on such Holdback Shares and the Additional Buyer Shares will be distributed currently to the Stockholders or their designee; (C) all voting rights of such Holdback Shares and Additional Buyer Shares of stock will be exercisable by or on behalf of the Stockholders or their designee; and (D) except as otherwise provided pursuant to the escrow of the Additional Buyer Shares or the Escrow Agreement, no Holdback Shares and Additional Buyer Shares will be subject to restrictions requiring their return to the issuing corporation because of death, failure to continue employment, or similar restrictions.

(iv) The Buyer intends that the transactions contemplated by this Agreement qualify as a reorganization within the meaning of Code Secs. 368(a)(1)(A) and 368(a)(2)(E). The Buyer agrees that all positions it takes in its Tax Returns and financial statements will be consistent with treating such transactions as a reorganization within the meaning of Code Secs. 368(a)(1)(A) and 368(a)(2)(E), unless otherwise required pursuant to a "determination" within the meaning of Code Sec. 1313(a).

(d) Filing of Registration Statement. The Buyer agrees not to file with the SEC any registration statement relating to its proposed initial public offering until after the Closing Date, unless the Closing shall not have occurred primarily because of Holdings' breach of any representation, warranty, or covenant contained in this Agreement.

7. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in ss.4 above (other than representations and warranties made as of a specific date) shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (subject to Holdings' right to supplement or amend the Disclosure Schedule as set forth in ss.5(f));

(ii) Holdings shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) there shall have been no Material Adverse Change in Holdings or the Company since the date of this Agreement;

(iv) no action, suit, or proceeding shall be pending or threatened before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) Holdings shall have delivered to the Buyer a certificate, signed by its chief executive officer, to the effect that each of the conditions specified above in ss.7(a)(i)-(iv) is satisfied in all respects;

(vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and all of the Material Consents shall have been procured;

(vii) the relevant parties shall have entered into the employment agreements in form and substance as set forth in Exhibit A attached hereto and the same shall be in full force and effect;

(viii) the Buyer shall have received confirmation, satisfactory to it, that (A) the period in which to perfect appraisal rights under ss.262 of the DGCL has expired and the Dissenting Stockholders would not have been entitled to receive more than five percent (5%) of the Merger Consideration (before reduction pursuant to ss.2(d)(iii) and ss.2(d)(vi), (B) Stockholders holding at least 95% of the outstanding Holdings Shares shall have executed and delivered a release of claims against the Surviving Corporation, the Company and its Subsidiaries with terms reasonably satisfactory to the Buyer and (C) no more than thirty-five (35) of the Stockholders and Optionees who are receiving Buyer Shares or New Options hereunder are not Accredited Investors;

(ix) Holdings shall have received Stockholder approval for the Merger;

(x) there shall be no Security Interests (other than Permitted Interests and Security Interests in favor of the Lender, which shall be governed by the Payoff Letter) relating to or affecting any property of Holdings, the Company or any Subsidiary that cannot be released by payment of money;

(xi) the Buyer shall have received an opinion of Kleinbard, Bell & Brecker LLP, counsel to Holdings, in form and substance reasonably satisfactory to the Buyer, including an opinion that the Merger has been approved by all necessary director and Stockholder action;

(xii) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of Holdings, the Company and the Subsidiaries other than those whom the Buyer shall have specified in writing at least five (5) Business Days prior to the Anticipated Closing Date; and

(xiii) all actions to be taken by Holdings and the Stockholder Representatives in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this ss.7(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of Holdings. The obligation of Holdings to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in ss.3(b) above (other than representations and warranties made as of a specific date) shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date;

(ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) there shall have been no Material Adverse Change in the Buyer since the date of this Agreement;

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) the Buyer shall have delivered to Holdings a certificate to the effect that each of the conditions specified above in ss.7(b)(i)-(iv) is satisfied in all respects;

(vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and all of the Material Consents shall have been procured (provided, however, that the condition regarding procurement of all of the Material Consents shall be satisfied by the Buyer's waiver in writing of the requirement that the Material Consents be procured prior to Closing);

(vii) the relevant parties shall have entered into the employment agreements in form and substance as set forth in Exhibit A and the same shall be in full force and effect (provided, however, that Holdings may not claim that this condition has not been satisfied if the Buyer has presented for signature employment agreements signed by the Buyer in form and substance as set forth in Exhibit A);

(viii) the Buyer shall have executed and delivered the Registration Rights Agreement;

(ix) Holdings shall have received from Wolf, Block, Schorr & Solis-Cohen an opinion substantially to the effect that, on the basis of facts, representations and assumptions referenced in such opinion that are reasonably consistent with the state of facts existing at the Closing Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Code Secs. 368(a)(1)(A) and 368(a)(2)(E). In rendering such opinion counsel may request and rely upon representations contained in certificates of officers of the Parties and the Parties shall use their best efforts to make available such truthful certificates;

(x) Holdings shall have received an opinion of Dow, Lohnes & Albertson, PLLC, counsel to the Buyer and Newco, in form and substance reasonably satisfactory to Holdings;

(xi) the Buyer shall have delivered the New Options;

(xii) the average of the closing prices of the common stock of the Buyer on the Nasdaq Stock Market for the five (5) trading day period ended on the trading day immediately prior to the Anticipated Closing Date shall be higher than $6.00 per share; and

(xiii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Holdings.

         Holdings may waive any condition specified in this ss.7(b) if they execute a writing so stating at or prior to the Closing.

8.Remedies for Breaches of this Agreement.

(a) Survival of Representations and Warranties. All of the representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months and shall thereafter terminate and be of no further force and effect, except for covenants and agreements to be performed after the Closing Date, which shall survive in accordance with their terms.

(b)  Indemnification Provisions for Benefit of the Buyer.

(i) In the event Holdings breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification to the Stockholder Representatives pursuant to ss.10(f) below within such survival period, then from and after the Closing Date, the Buyer shall be indemnified out of the Holdback Shares from and against the entirety of any Losses (including Losses of Holdings, the Company or any Subsidiary) the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

(ii) From and after the Closing Date, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification to the Stockholder Representatives pursuant to ss.10(f) below within such survival period, the Buyer shall be indemnified out of the Holdback Shares from and against the entirety of any Losses (including Losses of Holdings, the Company or any Subsidiary) the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries for the unpaid Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii) If any Dissenting Stockholder properly exercises appraisal rights under the DGCL, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Buyer makes a written claim for indemnification pursuant to ss.10(f) below within such survival period, the Buyer shall be indemnified out of the Holdback Shares from and against any Losses (including Losses of Holdings, the Company or any Subsidiary) the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by such Stockholder's exercise of appraisal rights, but only to the extent such Losses are in excess of the value of the Merger Consideration retained by the Buyer pursuant to ss.2(d)(vi) hereof.

(c) Indemnification Provisions for Benefit of the Stockholders. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to ss.8(a) above, provided that the Stockholder Representatives make a written claim for indemnification against the Buyer pursuant to ss.10(h) below within such survival period, then, from and after the Closing Date, the Buyer agrees to indemnify the Stockholders from and against the entirety of any Losses the Stockholders may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

(d) Procedures for Claims Between the Parties. If a claim (a "Claim") is to be made by the party claiming indemnification (the "Claimant") against the other party (the "Indemnifying Party"), the Claimant shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Claimant becomes aware of the facts, condition or event that gave rise to Losses for which indemnification is sought under this ss.8, provided that in no event shall such notice be effective if given after the date that is twelve (12) months after the Closing Date. Following receipt of the Claim Notice from the Claimant, the Indemnifying Party shall have thirty (30) days to make such investigation of the Claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period to the validity and amount of such Claim, then, subject to the provisions of ss.8(f), the Indemnifying Party shall pay to the Claimant the amount of such Claim. If the Claimant and the Indemnifying Party do not agree within said period, the Claimant may seek appropriate legal remedy.

(e) Defense of Third-Party Actions. If any lawsuit or enforcement action (a "Third-Party Action") is filed against a Claimant entitled to the benefit of indemnity hereunder, written notice thereof (the "Third-Party Action Notice") shall be given by the Claimant to the Indemnifying Party as promptly as practicable (and in any event within five (5) days after the service of the citation or summons or other manner of process), provided that in no event shall such notice be effective if given after the date that is twelve (12) months after the Closing Date. After such notice, if the Indemnifying Party shall acknowledge in writing to the Claimant that the Indemnifying Party shall be obligated under the terms of its indemnity obligation hereunder in connection with such Third-Party Action, then the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such Third-Party Action, (ii) to employ and engage attorneys of its choice (and reasonably satisfactory to the Claimant) to handle and defend the same, at the Indemnifying Party's cost, risk and expense, and (iii) to compromise or settle such Third-Party Action, which compromise or settlement shall be made only with the written consent of the Claimant (such consent not to be unreasonably withheld, conditioned or delayed) unless such compromise or settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Claimant, in which case no such consent shall be required. If the Claimant desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party fails to assume the defense of such Third-Party Action within fifteen (15) days after receipt of the Third-Party Action Notice, the Claimant will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Third-Party Action; provided, however, that such Third-Party Action shall not be compromised or settled without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. In the event the Claimant assumes the defense of the Third-Party Action, the Claimant will keep the Indemnifying Party timely informed of the progress of any such defense, compromise or settlement.

(f) Indemnification Limitations. Notwithstanding anything to the contrary set forth in this Agreement or otherwise, the Indemnifying Party's obligations to indemnify the Indemnified Party pursuant to this ss.8 shall be subject to the following limitations:

(i) No indemnification shall be required to be made by an Indemnifying Party until the aggregate amount of the Indemnified Party's Losses exceeds $600,000 (the "Deductible"), and then indemnification shall be required to be made by the Indemnifying Party only to the extent of such aggregate Losses that exceed the Deductible; provided, however, that the Deductible shall not apply to (A) the Buyer's breach of its obligation to deliver the Merger Consideration or (B) Buyer's right to indemnification for Losses incurred by the Buyer as a result of any Stockholder exercising appraisal rights under the DGCL.

(ii) No indemnification shall be required to be made by an Indemnifying Party for the amount of the Indemnified Party's Losses that are in excess of the value of the Holdback Shares. The Buyer's maximum liability for its indemnification obligations under this ss.8 is $3,000,000.

(iii) In connection with the satisfaction by the Indemnifying Party of a claim with respect to which indemnification is made hereunder, the Indemnifying Party shall be entitled to reimbursement from the Indemnified Party for the amount of any (A) net reduction in federal, state, local or foreign income or franchise tax liability actually realized by the Indemnified Party within two years from the date the indemnification obligation is fulfilled by the Indemnifying Party,
(B) available insurance proceeds, and (C) of the Indemnified Party's Losses that are subsequently recovered by the Indemnified Party pursuant to a settlement or otherwise.

(iv) In no event shall the term "Losses" include any consequential, incidental or indirect loss or damage to the Indemnified Party, whether or not based upon events giving rise to indemnification hereunder, including claims brought by third parties in connection with any public offering or damages based on a multiple of earnings formula.

(v) The Buyer shall not be entitled to recover Losses with respect to any matter which was disclosed to the Buyer on the Disclosure Schedule prior to the Closing Date.

(vi) From and after the Closing Date, (A) the indemnification rights contained in this ss.8, and (B) any statutory, equitable, or common law remedy relating to fraud, shall constitute the sole and exclusive remedies of the parties hereunder and shall supersede and displace all other remedies that either party may have under Applicable Laws.

9. Termination.

(a) Termination of Agreement.   This Agreement may be terminated as provided
below:

(i) the Buyer and Holdings may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)ab the Buyer may terminate this Agreement by giving written notice to the Stockholder Representatives at any time prior to the Closing (A) in the event Holdings has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified Holdings of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach (provided, that Holdings shall have no opportunity to cure the breach of their obligation to deliver the Holdings Shares to be delivered to the Buyer), or (B) the Buyer is entitled to terminate this Agreement pursuant to ss.5(f);

(iii) Holdings may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Holdings has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach (provided, that the Buyer shall have no opportunity to cure the breach of its obligation to deliver any required portion of the Merger Consideration); and

(iv) if the Closing has not occurred before January 14, 2000, this Agreement shall terminate automatically without any action by any Party.

(b) Effect of Termination. If this Agreement is terminated pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach), except that the Buyer and Holdings will instruct the Escrow Agent to return the Escrow Deposit to the Buyer promptly, except to the extent Holdings makes a claim against the Buyer for a breach of this Agreement.

10. Miscellaneous.

(a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Stockholder Representatives; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure). Notwithstanding anything in this Agreement to the contrary, no Party shall make any public disclosure prior to the Closing Date, of the amount of Merger Consideration without the prior written approval of the other Party.

(b) No Third-Party Beneficiaries. (b)ab This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and Holdings; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(d Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile signatures on this Agreement and any of the agreements and documents executed in connection with herewith shall be deemed original signatures.

(e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Holdings:

                  Apex Site Management Holdings, Inc.
                  555 North Lane
                  Suite 6030
                  Conshohocken, PA 19428
                  Phone: (610) 260-3100
                  Fax: (610) 260-3138
                  Attn: Vice President and General Counsel

         If to Stockholder Representatives:

                  Apex Site Management Holdings, Inc.
                  555 North Lane
                  Suite 6030
                  Conshohocken, PA 19428
                  Phone: (610) 260-3100
                  Fax: (610) 260-3138
                  Attn: Alexander L. Gellman

                  Apex Site Management Holdings, Inc.
                  555 North Lane
                  Suite 6030
                  Conshohocken, PA 19428
                  Phone: (610) 260-3100
                  Fax: (610) 260-3138
                  Attn: Bruce M. Hernandez

         With a required copy to:

                  Kleinbard, Bell & Brecker LLP
                  1900 Market Street
                  Suite 700
                  Philadelphia, PA 19103
                  Phone: (215) 568-2000
                  Fax: (215) 568-0140
                  Attn: Howard J. Davis, Esq.

         If to the Buyer:

                  SpectraSite Holdings Inc.
                  100 Regency Forest Drive
                  Suite 400
                  Cary, North Carolina  27511
                  Phone:  (919) 468-0112
                  Fax:  (919) 388-9475
                  Attn: Stephen H. Clark

         With a required copy to:

                  Dow, Lohnes & Albertson, PLLC
                  1200 New Hampshire Avenue, N.W.
                  Washington, DC  20036
                  Phone:  (202) 776-2000
                  Fax:  (202) 776-2222
                  Attn:  Timothy J. Kelley, Esq.

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

(h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Stockholder Representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j) Expenses. Each of the Parties, the Company, and its Subsidiaries will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Holdings agrees that none of the Company and its Subsidiaries has borne or will bear any of Holdings' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby and Holdings agrees that its expenses will be borne by the Stockholders and not Holdings.

(k) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(l) Specific Performance. Each of the Parties agrees that the Buyer Shares and the Holdings Shares are unique assets that cannot be readily obtained on the open market and that each Party will be irreparably injured if this Agreement is not specifically enforced. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(m) Non-Recourse to Certain Persons. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement shall be recourse to Holdings and the Holdback Shares (only to the extent set forth herein) but shall be non-recourse to any members, officers, employees, partners, stockholders, directors and Affiliates of the Stockholders.

(n) Stockholder Representatives.

(i) Pursuant to the terms of this ss.10(n) and by executing an appropriate agreement prior to the Closing Date (the "Stockholder Representative Agreement"), each Stockholder will appoint Alexander L. Gellman and Bruce M. Hernandez to act as such Stockholder's agents and representatives (the "Stockholder Representatives") for purposes of receiving on his or its behalf all notices under this Agreement, issuing on his or its behalf such notices under this Agreement as the Stockholder Representatives shall determine in their sole discretion to issue, and performing such other administrative and other functions under this Agreement as may become necessary or desirable.

(ii) The Stockholder Representatives shall have full power and authority to act for and on behalf of the Stockholders in regard to their rights under this Agreement. Without limiting the foregoing, the Stockholder Representatives are authorized to (A) resolve all claims for indemnification under this Agreement and (B) retain counsel of its choosing, experts and other professionals as may be necessary or desirable to assist in the resolution of any claim for indemnification under this Agreement. The Stockholder Representatives shall have no right to act as agent for service of process for any one of the Stockholders except that any notice delivered to the Stockholder Representatives with respect to any claim arising pursuant to ss.8 of this Agreement shall be deemed notice to all the Stockholders with respect thereto.

(iii)   The  Stockholder   Representatives  shall  be  entitled  to  reasonable
compensation from the Stockholders for their services and reimbursement of all expenses (including the cost of errors and omissions insurance) incurred in their capacity as the Stockholder Representatives.

(iv) At any time after the date hereof, the Buyer shall be fully entitled in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document that the Buyer in good faith believes to have been signed or presented by the Stockholder Representatives and the Buyer will have no liability to any Stockholder if it acts in accordance with the foregoing.

(v) The Stockholder Representatives shall be entitled to reimbursement by the Stockholders (subject to the provisions of ss.8 hereof) of all reasonable expenses (including the cost of errors and omissions insurance) incurred in their capacity as Stockholder Representatives. The Stockholders shall, pursuant to the terms of the Stockholder Representative Agreement, indemnify and hold harmless the Stockholder Representatives from any and all costs, expenses, or damages (paid or incurred) in connection with the performance of their obligations pursuant to this Agreement, other than those arising from the gross negligence or willful misconduct of the Stockholder Representatives. The Stockholders shall, pursuant to the terms of the Stockholder Representative Agreement, be jointly and severally liable to the Stockholder Representatives for any liability arising out of this ss.10(n). Pursuant to the terms of the Stockholder Representative Agreement, the Stockholder Representatives will be permitted to establish a trust account out of a portion of the Closing Cash Payment to be delivered hereunder. Prior to distributing the Merger Consideration to the Stockholders, the Stockholder Representatives shall deposit in an interest-bearing trust account $500,000 (which shall be deducted from the Merger Consideration to be distributed to the Stockholders hereunder), which amount shall be available to the Stockholder Representatives only for reimbursement of the Stockholder Representatives' costs, expenses, or damages paid or incurred in connection with the performance of their obligations under this Agreement. Following the final resolution of any indemnification claims and following the distribution of all Holdback Shares held by the Escrow Agent pursuant to the terms of the Escrow Agreement, the Stockholder Representatives shall distribute to the Stockholders their pro rata portion of any funds held pursuant to the terms of this ss.10(n)(v).


                                  * * * * *

                 [Signature Page to Merger Agreement and Plan of Reorganization]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                           BUYER:
                                                     SPECTRASITE HOLDINGS INC.,
                                                     a Delaware corporation



                                                     By:/s/Stephen H. Clark
                                                        ------------------------
                                                            Stephen H. Clark
                                                            Title:


                                           NEWCO:
                                                     APEX MERGER SUB, INC.,
                                                     a Delaware corporation


                                                     By:/s/Stephen H. Clark
                                                        ------------------------
                                                            Stephen H. Clark
                                                            Title:


                                            HOLDINGS:
                                            APEX SITE MANAGEMENT HOLDINGS, INC.,
                                            a Delaware corporation


                                                     By:/s/Alexander L. Gellman
                                                        ------------------------
                                                           Alexander L. Gellman
                                                           President

                                       56